Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

Contact:	Mike Harlan CEO, President, and Director Phone: 973-602-1001
BREEZE-EASTERN REPORTS RECORD FISCAL 2012 FIRST QUARTER SALES
Whippany, New Jersey — August 4, 2011 — Breeze-Eastern Corporation (NYSE Amex: BZC) today reported its Fiscal 2012 First Quarter financial results.
•	Net sales: $18.2 million, a new record for First Quarter sales — up 10% over $16.5 million for the Fiscal 2011 First Quarter.

•	Net income: $0.6 million, or $0.06 per diluted share, equal to the Fiscal 2011 First Quarter.

•	Adjusted EBITDA, as described under “Non-GAAP Financial Measures” in this press release: $1.6 million, versus $2.0 million in the Fiscal 2011 First Quarter.

•	Current debt: zero

•	Long-term debt (total): $10.7 million, $0.8 million lower than three months ago, and $6.6 million lower than a year ago.

•	Cash: $10.5 million, versus $2.4 million a year ago.

•	Bookings: $13.6 million, versus $19.7 million in Fiscal 2011 First Quarter. The book-to-bill ratio for the Fiscal 2012 First Quarter was 0.7.
Mike Harlan, President and Chief Executive Officer, said, “We are pleased to have started our Fiscal year with record First Quarter sales and continued strong cash flow. We continued to accelerate debt principal pre-payments during the quarter, and, after subtracting cash, our net debt was down to $0.2 million.”
35 Melanie Lane • Whippany • New Jersey 07981
Tel: (973) 602-1001 • Fax: (973) 739-9333 • www.breeze-eastern.com

Breeze-Eastern Corporation — August 4, 2011
Fiscal 2012 First Quarter Earnings Release	Page 2 of 5
Outlook
Mr. Harlan continued, “We are getting to the final stages for several major development programs; we completed final qualification testing for the C-27J Cargo Winch last quarter and will be providing initial qualified products for the CH-53K, AW-159, and A400M later this Fiscal year. Bookings in the First Quarter were less than expected due to a variety of delays, but we still expect to get more orders than shipments by the end of our Fiscal year. We expect our Fiscal Second Quarter sales to be stronger than the Fiscal 2011 Second Quarter and stronger than our Fiscal 2012 First Quarter. Our projected cash flow is still very strong.”

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The Company will conduct a conference call at 11:00 a.m. EDT on Thursday, August 4, 2011 with the following numbers: (866) 761-0748 or (617) 614-2706 and passcode 69239336.

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Breeze-Eastern Corporation (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of high performance lifting and pulling devices for military and civilian aircraft, including rescue hoists, winches and cargo hooks, and weapons-lifting systems. The Company employs approximately 165 people at its facilities in Whippany, New Jersey.

Breeze-Eastern Corporation — August 4, 2011
Fiscal 2012 First Quarter Earnings Release	Page 3 of 5
Non—GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company also discloses Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, other income/expense, loss on debt extinguishment, and relocation expense). The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance. Measures similar to Adjusted EBITDA are widely used by the Company and by others in the Company’s industry to evaluate performance and valuation. The Company believes Adjusted EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents Adjusted EBITDA because it believes it is frequently used by investors and other interested parties as a basis for evaluating performance.
Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the limitations of Adjusted EBITDA are that (i) it does not reflect the Company’s cash expenditures for capital assets, (ii) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on the Company’s debt, and (iii) it does not reflect changes in, or cash requirements for, the Company’s working capital. Furthermore, other companies in the aerospace and defense industry may calculate these measures differently than the manner presented above. Accordingly, the Company focuses primarily on its GAAP results and uses Adjusted EBITDA only supplementally. A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, for the three months ended June 30, 2011 is shown in the tables below.
INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our future operating performance, financial results, events, trends and plans. All statements in this news release other than statements of historical facts are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within the forward-looking statements. Such factors include, but are not limited to competition from other companies; changes in applicable laws, rules, and regulations affecting the Company in the locations in which it conducts its business; interest rate trends; a decrease in the United States government defense spending, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the United States government or other customers; changes in our sales strategy and product development plans; changes in the marketplace; developments in environmental proceedings that we are involved in; continued services of our executive management team; status of labor relations; competitive pricing pressures; market acceptance of our products under development; delays in the development of products; determination by us to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and other filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

Breeze-Eastern Corporation — August 4, 2011
Fiscal 2012 First Quarter Earnings Release	Page 4 of 5
BREEZE-EASTERN CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(In Thousands of Dollars Except Share Data)

	Three Months Ended
	6/30/11	6/30/10
Net sales	$18,248	$16,540
Cost of sales	10,864	10,407

Gross profit	7,384	6,133

Selling, general, and administrative expenses	3,904	3,073
Engineering expense	2,285	1,556
Relocation expense	—	211

Operating income	1,195	1,293

Interest expense	134	214
Other expense-net	30	64

Income before income taxes	1,031	1,015

Provision for income taxes	433	426

Net income	$598	$589

Basic earnings per share:	$0.06	$0.06

Diluted earnings per share:	$0.06	$0.06

Weighted average basic shares	9,445,000	9,397,000
Weighted average diluted shares	9,564,000	9,412,000
BALANCE SHEET INFORMATION
(In Thousands of Dollars)

	6/30/11	3/31/11
Current assets	$48,398	$47,756
Fixed assets — net	8,713	8,351
Other assets	22,328	22,041

Total assets	$79,439	$78,148

Current portion of long-term debt and short term borrowings	$—	$—
Other current liabilities	16,761	15,380

Total current liabilities	16,761	15,380
Long-term debt	10,679	11,500
Other non-current liabilities	17,616	17,835
Stockholders’ equity	34,383	33,433

Total liabilities and stockholders’ equity	$79,439	$78,148

Breeze-Eastern Corporation — August 4, 2011
Fiscal 2012 First Quarter Earnings Release	Page 5 of 5
Reconciliation of Reported Income to Adjusted EBITDA
(In Thousands of Dollars)

	Three Months Ended
	6/30/11	6/30/10

Net sales	$18,248	$16,540
Cost of sales	10,864	10,407

Gross Profit	7,384	6,133

Selling, general and administrative expenses	3,904	3,073
Engineering expense	2,285	1,556
Relocation expense	—	211

Operating income	1,195	1,293

Add back: Depreciation and amortization	376	470
Relocation expense	—	211

Adjusted EBITDA	$1,571	$1,974

Net income	$598	$589
Provision for income taxes	433	426
Depreciation and amortization	376	470
Relocation expense	—	211
Interest expense	134	214
Other expense-net	30	64

Adjusted EBITDA	$1,571	$1,974

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